UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 3, 2008

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On March 3, 2008, The Finish Line, Inc. (the “Company”) and Genesco Inc. issued a joint press release announcing that the parties have jointly requested a one-day delay in the start of the trial in the United States District Court for the Southern District of New York in which UBS Securities LLC and UBS Loan Finance LLC (collectively “UBS”) are seeking a declaration that the UBS commitment for  financing  the pending merger of the Company with Genesco Inc. (the “Merger”) is void and/or may properly be terminated by UBS because the Company will not be able to provide, prior to the expiration of the commitment, a valid solvency certificate attesting to the solvency of the combined Finish Line-Genesco entity resulting from the Merger. The delay has been requested in anticipation of reaching an agreement for the settlement of all litigation among the parties relating to the proposed Merger and UBS’ financing therefor.

A copy of the Company’s press release is attached as Exhibit 99.1 hereto and incorporated as reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release issued March 3, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: March 3, 2008	By:	/s/ Kevin S. Wampler
Kevin S. Wampler Executive Vice President-Chief Financial Officer and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued March 3, 2008

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